UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) August 9, 2007

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02              Results of Operations and Financial Condition

On August 9, 2007, FairPoint Communications, Inc. (the “Company”) issued a press release reporting the financial results for its second quarter ended June 30, 2007 (the “Earnings Announcement”).  A copy of the Earnings Announcement is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

On August 9, 2007, the Company held a conference call to discuss the financial results of the Company for its second quarter ended June 30, 2007 (the “Earnings Call”).  A copy of the transcript (the “Transcript”) of the Earnings Call is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 2.02 disclosure.   The Transcript has been selectively edited to facilitate the understanding of the information communicated during the Earnings Call.

Item  7.01              Regulation FD Disclosure.

A copy of the Earnings Announcement is being furnished by being attached hereto as Exhibit 99.1.

Item 8.01 — Other Events.

On August 13, 2007, the Company issued a press release announcing that Institutional Shareholder Services Inc. has recommended that the Company’s stockholders vote for the proposed merger with the wireline operations of Verizon Communications Inc. in Maine, New Hampshire and Vermont.  The press release is attached as Exhibit 99.3 hereto.

The Company has filed, and the Securities and Exchange Commission (“SEC”) has declared effective, a registration statement, including a proxy statement, in connection with the Company’s proposed merger (the “Merger”) with Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), pursuant to the Agreement and Plan of Merger, dated as of January 15, 2007, Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, and Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, in each case, by and among the Company, Verizon and Spinco.  The Company urges investors to read these documents and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

The Company and the Company’s directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the Merger and related transactions.  Information about the Company’s directors and executive officers and other potential participants in the solicitation of proxies is available in the Company’s proxy statement for its 2007 annual meeting of shareholders, dated July 16, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Earnings Announcement
99.2	Transcript
99.3	Press Release, dated August 13, 2007

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
		Name:	John P. Crowley
		Title:	Executive Vice President and
Chief Financial Officer

Date: August 13, 2007